UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2012

TRIO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54367	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events

Effective March 26, 2012, the units of Trio Merger Corp. (“Company”) sold in its initial public offering will cease public trading. On such date, each unit will be mandatorily separated into its component parts – one share of the Company’s common stock, par value $.0001 (“Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”). This action is being taken as a requirement to list the Company’s common stock on the Nasdaq Capital Markets. As previously announced, the Company’s listing application remains pending before the Nasdaq Capital Markets and the Company is seeking to have the exchange list its common stock as soon as possible following the mandatory separation of the units. Until further notice, however, the Common Stock and Warrants will continue to be quoted on the OTC Bulletin Board under the symbols TMRG and TMRGW, respectively.

A copy of the Company’s press release, dated March 23, 2012, announcing the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release dated March 23, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2012

TRIO MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 23, 2012.

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